UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 1, 2014

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Commission File Number	I.R.S. Employer Identification No.

Windstream Holdings, Inc.	Delaware	001-32422	46-2847717
Windstream Corporation	Delaware	001-36093	20-0792300

4001 Rodney Parham Road
Little Rock, Arkansas		72212
(Address of principal executive offices)		(Zip Code)

	(501) 748-7000
(Registrants' telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On October 1, 2014, Anthony W. Thomas’s position at Windstream Holdings, Inc. (“Holdings”) and Windstream Corporation (the “Company”) (collectively herein “Windstream”) transitioned from Chief Financial Officer to President-REIT Operations. In his new position, Mr. Thomas is overseeing the creation of the independent, publicly traded real estate investment trust by the spinoff of certain Windstream telecommunications assets and focusing on his move to Chief Executive Officer of the new REIT entity upon completion of the spinoff.

(c)     In connection with the change in Mr. Thomas’s role, effective October 1, 2014, Robert E. Gunderman, Senior Vice President and Treasurer of Windstream, was appointed to serve as interim Chief Financial Officer of Windstream. Mr. Gunderman will continue to serve in his current role during his tenure as interim Chief Financial Officer. Mr. Gunderman, age 42, joined Windstream in 2008 as vice president of financial planning and assumed his current role in August 2013. As Senior Vice President and Treasurer, Mr. Gunderman is responsible for all capital budgeting, forecasting, treasury and capital market functions, debt management, investor relations and risk management.

As a result of his new appointment, Mr. Gunderman is receiving additional compensation in the amount of $10,000 per month. The cash bonus is payable each month and will continue as long as Mr. Gunderman remains interim Chief Financial Officer of Windstream. In the event Mr. Gunderman does not serve as interim Chief Financial Officer for an entire monthly period, the monthly bonus amount will be pro-rated based on the period during which he serves as interim Chief Financial Officer in such month.

Mr. Gunderman’s brother, Mr. Kenneth Gunderman, is Executive Vice President and Co-Head of Investment Banking at Stephens Inc. (“Stephens”).  Stephens advises Windstream on various investment banking and financial advisory matters.  Since January 1, 2013, Windstream has paid Stephens approximately $1,040,000 for these services. Robert E. Gunderman was not responsible for engaging Stephens with regard to the services.

Additionally, Mr. Christopher Gunderman, also the brother of Robert E. Gunderman, is employed by Windstream as a Director-Operations Support.  Christopher Gunderman received approximately $167,000 of compensation during fiscal year 2013.  He is compensated according to standard Windstream practices, including participation in the company’s employee benefit plans generally made available to employees with similar levels of responsibilities. Christopher Gunderman does not report to, and is not a member of the group led by, Robert E. Gunderman. Robert E. Gunderman is not responsible for the determination of Christopher Gunderman’s compensation or work responsibilities.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

WINDSTREAM HOLDINGS, INC.		WINDSTREAM CORPORATION

By:	/s/ John P. Fletcher	By:	/s/ John P. Fletcher
Name:	John P. Fletcher	Name:	John P. Fletcher
Title:	Executive Vice President, Secretary & General Counsel	Title:	Executive Vice President, Secretary & General Counsel

October 3, 2014